UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CROSS TIMBERS ROYALTY TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4)	Date Filed:

Bank of America, N.A.

May 29, 2014

Dear Unitholder:

The Special Meeting of Cross Timbers Royalty Trust scheduled for May 23, 2014, has been adjourned, due to lack of a requisite quorum until Friday, June 20, 2014 at 2:00 p.m., local time, at Shady Oaks Country Club, 320 Roaring Springs Road, Fort Worth, Texas 76114. This deadline is fast approaching and I am writing to remind you that it is extremely important for you to vote on the matters described in the proxy materials that were mailed to you on or about March 28, 2014.

We strongly encourage you to vote your units today. If sufficient units are not voted to achieve a quorum, we will not be able to hold the Special Meeting, so your vote is important no matter how many units you hold. Your response is encouraged to avoid additional time and expense for the Trust.

Bank of America, N.A., the Trustee, recommends that you vote “FOR” the proposals outlined in the proxy material.

To avoid delays, you are encouraged to vote your units by completing and returning the enclosed proxy form utilizing the enclosed postage-paid envelope as soon as possible. More detailed information about the proposals was included in the proxy statement that was mailed to you on or about March 28, 2014. The proxy statement is available at the Trust’s website, http://www.crosstimberstrust.com/images/pdfs/annual_reports/CrossTimbersRoyaltyTrust_ProxyStatement-20140401.pdf.

If you have any questions, need assistance, or need copies of the proxy statement, please contact our proxy solicitor, AST Phoenix Advisors at (800) 330-4627 (toll-free).

Regardless of the number of units you own, it is important that you cast your vote and make your voice heard on the important matters regarding the Trust. If you have already submitted your vote, please accept our thanks and disregard this letter. We thank you for your investment in and support of the Trust.

Sincerely,

BANK OF AMERICA, N.A., TRUSTEE

Tel 214.209.2400 • Fax: 469201.731

Bank of America, TX1-492-17-01

901 Main Street, 17th Floor, Dallas, TX 75202-3707

U.S. Trust operates through Bank Of America, N.A., Member FDIC.

SPECIAL MEETING OF UNIT HOLDERS OF

CROSS TIMBERS ROYALTY TRUST

May 23, 2014

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030033333303000000 1 052314

THE TRUSTEE RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 8.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

A Appointment of a Successor Trustee.

	FOR	AGAINST	ABSTAIN
Proposal One - Appointment of Southwest Bank as Successor Trustee.	☐	☐	☐

B Indenture Amendments.

Please read each of the proposals in full in the accompanying consent solicitation statement.

	FOR	AGAINST	ABSTAIN
Proposal Two - Amendment to the Indenture Regarding Ministerial Items.	☐	☐	☐
Proposal Three - Amendments to the Indenture Regarding Expert Advice Upon Termination.	☐	☐	☐
Proposal Four - Amendments to the Indenture Regarding A Direct Registration System.	☐	☐	☐
Proposal Five - Amendments to the Indenture Regarding Asset Sales.	☐	☐	☐
Proposal Six - Amendment to the Indenture Regarding Electronic Voting.	☐	☐	☐
Proposal Seven - Amendment to the Indenture Regarding Investments.	☐	☐	☐

C Adjournment.

	FOR	AGAINST	ABSTAIN
Proposal Eight - Adjourn Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the above proposals.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Unit Holder ______ Date: ______ Signature of Unit Holder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.